UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  August 31, 2015

VGTel, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	000-52983	01-0671426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Court
Dallas, TX 75201
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (845) 368-0110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

VGTel, Inc.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 31, 2015 (“Effective Date”), the interim management team, consisting of Amilya Antonetti, interim CEO, and K. Bryce Toussaint, interim President (“Interim Management Team”) elected not to renew the 90-day interim management contract (“Interim Agreement”), and as of the aforementioned Effective Date, Ms. Antonetti and Mr. Toussaint are no longer affiliated with the Company.

During the pendency of the Interim Agreement, and both prior and subsequent thereto, the Interim Management Team received no compensation and/or stock, and are not to receive the same.  Company was unable to arrange the necessary resources needed for the Interim Management Team to develop and execute a turnaround plan for the Company.

The Board of Directors is seeking replacements for both President and CEO positions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VGTEL, INC.

Date: April 12, 2016	By:	/s/ Neil Fogel
Neil Fogel
Chief Financial Officer